                                              EXHIBIT 11(ii)
                      Form of Opinion and Consent of Counsel

             Myer, Swanson, Adams & Wolf, P.C.
                       1600 Broadway
                   Denver, Colorado 80202

                       --------------

Oppenheimer Value Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

      We  have  acted  as  counsel  for  Oppenheimer  Select
Managers  -  Salomon  Brothers  All Cap  Fund,  a series  of
Oppenheimer Select Managers, a Massachusetts  business trust
("Salomon  Brothers All Cap Fund"),  in connection  with the transactions  contemplated  by that  certain  Agreement  and
Plan of  Reorganization  dated as of  April  28,  2003  (the
"Agreement") by and between  Salomon  Brothers All Cap Fund, and Oppenheimer  Value Fund, a series of Oppenheimer  Series
Fund, Inc. a Maryland Corporation ("Value Fund").

      We are rendering this opinion  pursuant to Section 10B
of  the   Agreement.   Unless   otherwise   specified,   all
capitalized  terms used  herein  shall  have the  respective meanings attributed to them in the Agreement.

      In  rendering  our  opinion,  we have made such  legal
examinations  and inquiries and examined such documents,  as we have deemed  necessary or appropriate for the purposes of
rendering  this  opinion.  In  such  examination,   we  have
assumed the  authenticity  of all documents  submitted to us as originals  and the  conformity  to original  documents of all  copies  submitted  to us  as  certified,  conformed  or photostatic  copies and the authenticity of the originals of such latter  documents.  In  connections  with the  opinions expressed  herein,  we have relied as to factual  matters on representations  made by  Salomon  Brothers  All Cap Fund in the  Agreement  and  in  other  documents,  instruments  and
certificates   delivered  to  us  in  connection   with  the
transactions  contemplated  by the  Agreement.  We have also relied upon  certificates  of public  officials and officers of Salomon Brothers All Cap Fund and upon other  information we have  obtained  in the  course of our  representation  of
Salomon  Brothers  All  Cap  Fund  in  connection  with  the transactions contemplated by the Agreement.  Anything to the contrary  contained  herein  notwithstanding,  to the extent any  opinion  set forth  herein  relates to the  business or assets of  Salomon  Brothers  All Cap Fund,  our  opinion is
based   solely   on  the   business,   assets,   agreements,
contracts,  judgments,  orders and decrees actually known to those lawyers  currently  members of or employed by our firm or identified  by officers of Salomon  Brothers All Cap Fund in the Agreement  and in other  documents,  instruments  and
certificates   delivered  to  us  in  connection   with  the
transactions  contemplated  by the  Agreement,  without  any independent examination or inquiry on our part.

      Based on the foregoing we are of the opinion that:

1.    Salomon  Brothers  All Cap  Fund is an  unincorporated
      voluntary   association   duly   organized,    validly
      existing  and in good  standing  under the laws of the
      Commonwealth  of  Massachusetts  with  full  power  to
      carry on its  business as described in its charter and
      now being  conducted and to enter into and perform the
      Agreement.

2.    All action necessary to make the Agreement,  according
      to its terms,  valid,  binding  and  enforceable  upon
      Salomon  Brothers All Cap Fund in accordance  with its
      terms,  and to authorize  effectively the transactions
      contemplated  by the  Agreement  have  been  taken  by
      Salomon Brothers All Cap Fund.

3.    The Agreement has been duly  authorized,  executed and
      delivered  by  Salomon  Brothers  All Cap  Fund,  and,
      assuming  that  the  Registration  Statement  complies
      with the  Securities  Act of  1933,  as  amended  (the
      "1933 Act"),  the Securities  Exchange Act of 1934, as
      amended  (the "1934 Act") and the  Investment  Company
      Act of 1940,  as  amended  (the  "1940  Act")  and the
      regulations     thereunder     and     assuming    due
      authorization,   execution   and   delivery   of   the
      Agreement  by  Value  Fund,  is a  valid  and  binding
      obligation   of   Salomon   Brothers   All  Cap  Fund,
      enforceable  against Salomon Brothers All Cap Fund, in
      accordance  with its terms,  subject as to enforcement
      to     bankruptcy,     insolvency,     reorganization,
      moratorium,   fraudulent  conveyance  and  other  laws
      relating  to or  affecting  creditors  rights  and  to
      general  equity  principles   (regardless  of  whether
      considered  in a  proceeding  in  law  or in  equity),
      equitable  defenses  and the  discretion  of the court
      before which any proceeding for specific  performance,
      injunction  or other forms of equitable  relief may be
      brought.

4.    The  execution  and delivery of the Agreement did not,
      and the consummation of the transactions  contemplated
      thereby  will not,  violate  Salomon  Brothers All Cap
      Fund's Declaration of Trust or By-laws.

5.    To our knowledge, no consent, approval,  authorization
      or order of any  court or  governmental  authority  of
      the  United  States or any state is  required  for the
      consummation  by Salomon  Brothers All Cap Fund of the
      transactions  contemplated  in the  Agreement,  except
      such as have been  obtained  under  the 1933 Act,  the
      1934 Act and the 1940 Act and such as may be  required
      under state securities laws.

      We are  members  of the bar of the  State of  Colorado
and  express no  opinion as to the laws of any  jurisdiction other than the federal laws of the United  States of America and the laws of the State of Colorado. In particular,  we do not  hold  ourselves  out  as  qualified  to  practice  with respect  to the laws of the  Commonwealth  of  Massachusetts and,  to the  extent  that  the  opinions  expressed  herein relate to the laws of the Commonwealth of Massachusetts,  we
have  relied  exclusively,   with  your  consent,  upon  the
opinion  of  ____________,   dated   _____________  and  our
opinions  set forth  herein are subject to all  limitations, exceptions and  qualifications  contained in such opinion as if set forth herein in full.  Further, we express no opinion as  to  the  state  securities  or  blue  sky  laws  of  any jurisdiction.

      This  opinion  is solely  for the  benefit  of Salomon
Brothers  All Cap Fund and may not be  provided to or relied on by any other person  without our prior  written  consent.
Our opinion is based on and  limited to the  current  status of the law,  and is subject in all  respects  to, and may be limited by, future rules,  regulations and  legislation,  as well as  developing  case law. We do not undertake to notify any person of changes  in facts or law  occurring  or coming to our attention after the delivery of this opinion.

                                          Very truly yours

525-375_Ex11(ii)OSMCouselLtr Initial_080803.doc